U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                    ----------------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                    ----------------------------------------

Date of Report (Date of earliest event  reported) . .  . . . . . . June 20, 1997


                         WORLDPORT COMMUNICATIONS, INC.
      (Exact name of small business registrant as specified in its charter)


         Delaware                33-32341-D               84-1127336
      -------------           ----------------         ----------------
    (State or other      (Commission File Number)   (I. R. S. Employer
      jurisdiction                                  Identification Number)
   of incorporation)


                          9601 Katy Freeway, Suite 200
                              Houston, Texas 77024
                         -------------------------------
                         (Address, including zip code of
                          principal executive offices)

                                 (713) 461-4999
                         -------------------------------
                         (Registrant's telephone number)

Item 2.  Acquisition or Disposition of Assets

TNC Acquisition

On June 20, 1997, the Company completed the acquisition of substantially all of the telecommunications assets and operations of Telenational Communications, Limited Partnership ("TNC") pursuant to that certain Asset Purchase Agreement dated April 23, 1997 (as amended by Amendment No. 1 to the Asset Purchase Agreement dated June 20, 1997, collectively the "Asset Purchase Agreement"). The acquired assets and operations will be operated through the Company's wholly-owned subsidiary, Telenational Communications, Inc.
("Telenational").

The assets and operations of TNC were purchased in exchange for (i) 3,750,000 shares of the Company's Common Stock (of which 1,000,000 shares are being held pursuant to an escrow agreement for a period of 18 months following the closing subject to certain purchase price adjustments described below) and (ii) the assumption by the Company of $4.6 million of indebtedness of TNC. The purchased assets include a telecommunications switch and other network equipment, customer and vendor contracts, an FCC section 214 common carrier license, an operator services center and other assets sufficient to continue the ongoing business of TNC. The final purchase price is subject to adjustment if (i) liabilities in excess of $4.6 million are assumed, (ii) the Company is required to invoke certain indemnifications by TNC, (iii) there are certain expense overruns, or
(iv) there are certain rejected contracts. In addition, certain creditors of TNC have the option to convert all or a portion of their debt into shares of the Company's Common Stock.

The acquired telecommunications switches and operator services platform in Omaha, Nebraska provide enhanced services, such as global calling cards and international prepaid debit cards to individuals, business and large corporate customers primarily in the United States, Western Europe and Latin America. Through its automated operator services and its live operators, Telenational will provide multilingual customer support. The acquired U.S. switching and operator services center enables customers in foreign countries to take advantage of least cost routing and transmission quality for international calls. Telenational's services are currently marketed in over 20 countries through various distribution channels.

In conjunction with the Asset Purchase Agreement, the Company entered into a two-year employment agreement with Mr. Bruce Burton to serve as the Company's Executive Vice President and Chief Operating Officer. Additionally, Mr. Edmund Blankenau, the chief executive officer of the General Partner of TNC, has agreed to join the Board of Directors of the Company. Mr. Blankenau has also agreed to serve as a business development consultant to the Company for a period of eighteen (18) months.

WWC Acquisition

On July 3, 1997, the Company, through a wholly-owned subsidiary, completed a merger with The Wallace Wade Company ("WWC") pursuant to that certain Agreement and Plan of Merger dated April 20, 1997. WWC is a telecommunications marketing consulting firm which produces and implements marketing strategies for clients ranging from small companies to large corporate clients. WWC currently holds one commission-based contract with an international long distance service provider.

Mr. John Dalton, the Company's President and Chief Executive Officer, is the sole shareholder of WWC. In connection with the WWC transaction, the Company
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shall deliver to Mr. Dalton (i) 1,400,000  shares of the Company's Common Stock, of which 500,000 shares will be held pursuant to an escrow agreement pending delivery to the Company of certain audited Financial Statements of WWC and 900,000 shares will be held pursuant to the escrow agreement subject to certain adjustments to the purchase price based on the Company entering into business agreements currently being negotiated by WWC, (ii) $75,000 cash and (iii) a Promissory Note in the amount of $175,000 payable as follows: one payment of $50,000 payable on October 1, 1997, and two payments of $62,500 payable on February 1, 1998 and July 1, 1998.

In conjunction with the closing of the WWC transaction, Mr. Dalton agreed to join the Board of Directors of the Company.

Item 4.  Changes in Registrant's Certifying Accountant

Upon recommendation of the Audit Committee of the Board of Directors of the Company and upon approval of such recommendation by the Board of Directors, the Company replaced Schumacher & Associates, Inc. ("Schumacher") as its independent public accounting firm on June 30, 1997. Effective July 1, 1997, the Company engaged Arthur Andersen LLP as its independent public accounting firm. The prior accountant's report of Schumacher on the financial statements of the Company for the years ended December 31, 1996 and 1995, respectively, and for the period from January 6, 1989 (date of inception) to December 31, 1996 was not qualified or modified in any manner and contained no disclaimer of opinion or adverse opinion.

No disagreements exist between the Company and Schumacher on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure related to the financial statements of the Company for the years ended December 31, 1996 and 1995, respectively, and for the period from January 6, 1989 (date of inception) to December 31, 1996 or for the interim period beginning January 1, 1997 through June 30, 1997, the date of replacement.

The Company has provided Schumacher with a copy of this Form 8-K and has requested Schumacher to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein by the Company and, if not, stating the respects in which Schumacher does not agree. A copy of Schumacher's response letter is attached as Exhibit 16.1 hereto.

Item 7.  Financial Statements and Exhibits

      (a)    Financial Statements of Business Acquired

             The financial statements of TNC and WWC will be provided within 60 days of the date of the filing of this Form 8-K.

      (b)    Pro Forma Financial Information

             The pro forma financial statements will be provided within 60 days of the date of the filing of this Form 8-K.


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      (c)    Exhibits

             Exhibit No.                     Description

                 2.1 Asset Purchase Agreement by and between the Company and Telenational Communications Limited Partnership dated April 23, 1997, previously filed with Form 10-QSB for the fiscal quarter ended March 31, 1997, and incorporated herein by reference.

                 2.2        Amendment   No.  1  to  the  Asset   Purchase
                            Agreement   by   and   between   the   Company   and
                            Telenational   Communications  Limited  Partnership,
                            dated June 20, 1997.

                 2.3 Agreement and Plan of Merger by and among the Company, WorldPort Acquisitions, Inc., The Wallace Wade Company, and John W. Dalton, dated April 20, 1997.

                16.1        Letter  of  Schumacher  &  Associates,   Inc.
                            Independent Certified Public Accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:  July 7, 1997                       WORLDPORT COMMUNICATIONS, INC.



                                      By: /s/ W. Dean Spies
                                          -------------------------------------
                                          W. Dean Spies
                                          Chief Financial Officer and Treasurer